EXHIBIT 13


                             SUBSCRIPTION AGREEMENT


   Concorde Value Fund, Inc.
   5430 LBJ Freeway
   1500 Three Lincoln Centre
   Dallas, TX  75240

   Gentlemen:

             The undersigned hereby subscribes to 10,000 shares of the Common Stock, $1.00 par value, of Concorde Value Fund, Inc., and agrees to pay to said corporation the sum of $100,000 in cash.

             It is understood that upon acceptance hereof by said corporation and the receipt of the aforementioned consideration, the shares subscribed for shall be issued to the undersigned and that said shares shall be deemed to be fully paid and nonassessable.

             The undersigned agrees that the shares are being purchased for investment with no present intention of reselling or redeeming said shares, and further agrees that the proceeds of the redemption of such shares will be reduced in accordance with Footnote 3 on page 13 of the Statement of Additional Information included in Amendment No. 1 to the Registration Statement on Form N-1A of Concorde Value Fund, Inc.

             Dated and effective as of this ____ day of November, 1987.

                                      Hartwell's Office World, Inc.,
                                      Profit Sharing Plan for the benefit of
                                      Gilbert F. Hartwell


                                      By   _________________________________
                                           Gilbert F. Hartwell, Trustee


             The foregoing subscription is hereby accepted. Dated and effective as of this ____ day of _________, 1987.

                                      CONCORDE VALUE FUND, INC.


                                      By:  _________________________________
                                           Gary B. Wood, Ph.D.,
                                                                    President


                                      Attest:   ___________________________
                                                Margaret T. Miller,
                                                                    Secretary